Exhibit 99.2

For release: April 5, 2011, 4:30 pm EDT	Contact: Mark Rittenbaum 503-684-7000
Greenbrier announces closing of offering of Convertible Senior Notes due 2018
     Lake Oswego, Oregon, April 5, 2011 — The Greenbrier Companies, Inc. [NYSE:GBX] announced today the closing of its previously announced offering of $230 million aggregate principal amount of 3.5% Convertible Senior Notes due 2018 (the “Notes”) which includes $15 million aggregate principal amount of the Notes issued to the initial purchasers in connection with the exercise of their over-allotment option. The Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are senior unsecured obligations and rank equally in right of payment with the Company’s other unsecured debt.
     Greenbrier intends to use the net proceeds from the offering, together with additional cash on hand, to (i) purchase any and all of Greenbrier’s outstanding $235 million aggregate principal amount of its 8 3/8% senior notes due 2015 (the “2015 Notes”) that are tendered pursuant to a cash tender offer and consent solicitation which Greenbrier announced on March 30, 2011, (ii) pay the consent and other fees in connection with such cash tender offer and consent solicitation and (iii) redeem or otherwise retire any and all 2015 Notes that remain outstanding following consummation or termination of the cash tender offer.
     The Notes and the shares of Greenbrier common stock issuable upon conversion of the Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
     “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements, including statements regarding the Company’s anticipated use of proceeds of the offering. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited
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Greenbrier announces closing of offering of convertible senior notes due 2018 (Cont.) Page 2 to, reported backlog is not indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; as well as the other factors as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010 and our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2010, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.
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